SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2009

CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrants as specified in their charters)

(Debtors - In - Possession as of March 27, 2009)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-112593	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 27, 2009, Charter Communications, Inc. (the “Company”), the indirect parent company of CCO Holdings, LLC and CCO Holdings Capital Corp., its subsidiaries and certain of its affiliates filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York  (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code.  Prior to filing the petitions in Bankruptcy Court and as part of its pre-arranged joint plan of reorganization (as amended, the "Plan"), the Company had entered into separate Restructuring Agreements (as amended, the "Restructuring Agreements"), with certain of its noteholders and with Mr. Paul G. Allen, the Company's chairman and primary shareholder.  The forms of Restructuring Agreements were originally filed by the Company on Form 8-K on February 13, 2009.  Among other things, the Restructuring Agreements are subject to termination if the effective date of the Plan shall not have occurred on or before November 12, 2009.

On November 10 and 11, 2009, the parties to the Restructuring Agreements each entered into a Fifth Amendment to the Restructuring Agreement so that each of the Restructuring Agreements, as amended, are now subject to termination if the effective date of the Plan shall not have occurred on or before November 27, 2009.

The Fifth Amendments to the Restructuring Agreements are available at www.kccllc.net/charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCO Holdings, LLC and CCO Holdings Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

       CCO HOLDINGS, LLC
       Registrant
       By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: November 13, 2009

By:/s/ Patricia A. Baldes Name: Patricia A. Baldes Title: Vice President of Financial Reporting

          CCO HOLDINGS CAPITAL CORP.
              Registrant

Dated: November 13, 2009

By:/s/ Patricia A. Baldes Name: Patricia A. Baldes Title: Vice President of Financial Reporting